Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated June 24, 2025, with respect to the financial statements of ALPS Global Holding Pubco as of March 31, 2025, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the financial period 14 May 2024 (date of incorporation) to 31 March 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Kuala Lumpur, Malaysia

January 7, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated July 24, 2025, with respect to the financial statements of Alps Life Science Inc and its subsidiaries as of March 31, 2025 and March 31, 2024, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the financial year ended March 31, 2025 and March 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Kuala Lumpur, Malaysia

January 7, 2026